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                                                                     EXHIBIT 3.1



                     CERTIFICATE OF OWNERSHIP AND MERGER

                                     OF

                   SPORTS & RECREATION MACRO SPORTS, INC.
                          (A Delaware Corporation)

                                    INTO

                          SPORTS & RECREATION, INC.
                          (A Delaware Corporation)

It is hereby certified that:

          1. Sports & Recreation, Inc. (the "Corporation") is a business corporation of the State of Delaware.

          2. The Corporation is the owner of all of the outstanding shares of the stock of Sports & Recreation Macro Sports, Inc.
("Sports Macro"), which is also a business corporation of the State of Delaware.

          3.  On December 18, 1996, the Board of Directors of the
Corporation adopted the following resolutions to merge Sport &
Recreation Macro Sports, Inc. into the Corporation:

          RESOLVED, that Sports Macro be merged into this Corporation (the "Delaware Merger"), and that all of the estate, property, rights, privileges, powers and franchises of Sports Macro be vested in and held and enjoyed by this Corporation as fully and entirely and without change or diminution as the same were before held and enjoyed by Sports Macro in its name.

          RESOLVED, that the Certificate of Ownership and Merger in the form attached hereto as Exhibit B is hereby approved and that the appropriate officers are authorized to execute, acknowledge and file the Certificate with the State of Delaware.

          RESOLVED, that as of the effective time of the Delaware
     Merger this Corporation shall assume all of the obligations of Sports Macro.

          RESOLVED, that as of the effective time of the Delaware Merger this Corporation shall change its corporate name to JumboSports Inc.
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          RESOLVED, that the effective time of the Certificate of
     Ownership and Merger setting forth a copy of these resolutions, and the time when the merger therein provided for shall become effective, shall be the date and time when the Certificate of Ownership and Merger is filed with the Secretary of State of the State of Delaware.


     IN WITNESS WHEREOF, the undersigned has caused this Certificate of Ownership and Merger to be executed effective as of the 14th day of February, 1997.

                                                SPORTS & RECREATION, INC.


                                                By: /s/  Stephen Bebis
                                                   ----------------------------
                                                Its Chairman, CEO & President